Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Mar 31, 2002
Payment Date	Apr 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.900000%
Accrual end date, accrual beginning date and days in Interest Period	Apr 15, 2002	Mar 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	172,637,837	36,534,547	43,177,192	28,231,241	23,249,257	28,302,172
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.080000%	2.190000%	2.300000%	2.550000%	2.900000%
Interest/Yield Payable on the Principal Balance	309,214	68,898	85,515	61,991	58,059
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	309,214	68,898	85,515	61,991	58,059
Interest/Yield Paid	309,214	68,898	85,515	61,991	58,059

Summary

Beginning Security Balance	172,637,837	36,534,547	43,177,192	28,231,241	23,249,257	28,302,172
Beginning Adjusted Balance	172,637,837	36,534,547	43,177,192	28,231,241	23,249,257
Principal Paid	4,126,754	873,335	1,032,123	674,849	555,758	745,780
Ending Security Balance	168,511,083	35,661,212	42,145,069	27,556,391	22,693,499	27,625,586
Ending Adjusted Balance	168,511,083	35,661,212	42,145,069	27,556,391	22,693,499
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	168,580,277	35,661,212	42,145,069	27,556,391	22,693,499
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,274,672
Ending OC Amount as Holdback Amount						10,044,376
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.3390499	$1.4353765	$0.9501648	$1.0875632	$1.3823467
Principal Paid per $1000	$4.5249496	$18.1944698	$11.4680292	$11.8394635	$13.2323414